Exhibit 10.3

MSC.SOFTWARE CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) by and between MSC.SOFTWARE CORPORATION, a Delaware corporation (the “Corporation”), and William J. Weyand (the “Grantee”) evidences the restricted stock unit award (the “Award”) granted by the Corporation to the Grantee as to the number of stock units first set forth below.

Number of Stock Units:(1)	Effective Date:

Vesting(1),(2) The Award shall become vested as to 50% of the total number of stock units subject to the Award on each of the first and second anniversaries of the Effective Date.

The Award is subject to the Terms and Conditions of Restricted Stock Unit Award (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to that certain Employment Agreement between the Corporation and the Grantee of even date herewith (the “Employment Agreement”).  The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  The parties agree to the terms of the Award set forth herein.  The Grantee acknowledges receipt of a copy of the Terms.

“GRANTEE”	MSC.SOFTWARE CORPORATION,
a Delaware corporation

William J. Weyand	By:
	Name:	John Laskey
	Title:	Senior Vice President,
Chief Financial Officer

(1)          Subject to adjustment under Section 8 of the Terms.

(2)          Subject to early termination under Section 7 of the Terms.

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1.                                      Restricted Stock Units.  As used herein, a “Restricted Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent in value to one outstanding share of common stock of the Corporation (the “Common Stock”).  The Restricted Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Restricted Stock Units vest pursuant to Section 2.

The Restricted Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Corporation to make payments, subject to vesting and the other terms and conditions hereof, as provided in Section 6 below.  The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.  No assets have been secured or set aside by the Corporation with respect to the Award and, if amounts become payable to the Grantee pursuant to this Award Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.

2.                                      Vesting.  As set forth on the cover page of this Award Agreement, the Award shall vest in percentage installments, subject to earlier termination or acceleration and subject to adjustment as provided herein.

3.                                      Continuance of Employment.  The vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement.  Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 7 below.

Nothing contained in this Award Agreement constitutes an employment commitment by the Corporation or any Subsidiary (as defined below), confers upon the Grantee any right to remain employed by the Corporation or any Subsidiary, or interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement with the Corporation.

For purposes of this Award Agreement, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Corporation.

4.                                      No Stockholder Rights.  The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Restricted Stock Units or any shares of Common Stock issuable in respect of such Restricted Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

5.                                      Restrictions on Transfer.  Prior to the time (if any) the Restricted Stock Units are vested and paid, neither the Restricted Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

Following any payment of Restricted Stock Units in shares of Common Stock pursuant to Section 6, neither any such shares, nor any interest therein or amount payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily (other than by will or the laws of descent and distribution) until the earliest of (i) the second anniversary of the Effective Date, (ii) the day upon which the Grantee’s employment with the Corporation terminates under any of the circumstances described in Section 5.3(b) or 5.3(c) of the Employment Agreement and the Grantee is entitled to the severance benefits provided thereunder (after having met the requirements thereunder, including, without limitation, having provided the required release as contemplated by the Employment Agreement), or (iii) immediately preceding a Change in Control Event (as such term is defined in the Corporation’s 2001 Stock Option Plan) (the “2001 Plan”), or (iii) a Going Private Transaction (as defined below).

The transfer restrictions of this Section 5 shall not apply to transfers to the Corporation.

6.                                      Timing and Manner of Payment of Restricted Stock Units.  Restricted Stock Units subject to this Award Agreement that vest in accordance with Section 2 shall be paid in an equivalent number of shares of Common Stock, which shall be fully paid and non-assessable, promptly on or as soon as practicable after the earliest to occur of (i) the second anniversary of the Effective Date, (ii) the date that is six months after the termination of the Grantee’s employment, (iii) a Change in Control Event, or (iv) a Going Private Transaction (the “Payment Date”); provided, however, that in no event shall payment of any Restricted Stock Unit be made prior to the date such unit vests or, if later, the earliest date on which such payment may be received under Section 409A (as defined herein).  Such payment shall be subject to the tax withholding provisions of Section 9 and subject to adjustment as provided in Section 8, and shall be in complete satisfaction of such vested Restricted Stock Units.  The Grantee shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 10 and Section 11.

7.                                      Effect of Termination of Employment.  The Award and any Restricted Stock Units subject to the Award, to the extent not vested as of the first date the Grantee is no longer employed by the Corporation or one of its Subsidiaries, shall terminate as of such date, and the Grantee shall have no further rights with respect to the Award or such Restricted Stock Units; provided, however, that any such Restricted Stock Units shall become fully vested on the earlier of (i) the day upon which the Grantee ceases to be employed by the Corporation in any of the circumstances described in Section 5.3(b) or 5.3(c) of the Employment Agreement and the Grantee is entitled to severance benefits provided thereunder (after having met the requirements thereunder, including, without limitation, having provided the required release as contemplated by the Employment Agreement), or (ii) a Change in Control Event or a Going Private Transaction.  The Payment Date for any Restricted Stock Units that vest in accordance with the foregoing proviso shall be the date on which the Grantee’s employment terminates or such Change in Control Event or the Going Private Transaction.

8.                                      Adjustments Upon Specified Events.

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety; then the Corporation shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances make adjustments if appropriate in the number of Restricted Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of the Award.

9.                                      Tax Withholding.  The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Restricted Stock Units.  The Corporation may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Restricted Stock Units at the then Fair Market Value (as defined below) of the Common Stock (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Corporation in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such Restricted Stock Units.  The Corporation may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations.  The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner.  If, however, any withholding event occurs with respect to the Restricted Stock Units other than the vesting of such units, or if the Corporation for any reason does not satisfy the withholding obligations with respect to the vesting of the Restricted Stock Units as provided above in this Section 9 the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

For purposes of this Award Agreement (except as provided in Section 15), “Fair Market Value” on any date means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of the Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Corporation’s Board of Directors at such time for purposes of this Award Agreement.  Any determination as to fair market value made pursuant to this Award Agreement shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

10.                               Compliance with Laws.  The Award and the offer, issuance and delivery of securities and/or payment of money under this Award Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  Any securities delivered under this Award Agreement will be subject to such restrictions and to any restrictions the Corporation may require to preserve a pooling of interests under generally accepted accounting principles, and the Grantee will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.  The Corporation will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the New York Stock Exchange.

11.                               Representations and Warranties.  In the event, and only in the event, that any Restricted Stock Units are to be paid in shares of Common Stock pursuant to this Award Agreement at a time when the Corporation does not have an effective Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) on file with the Securities and Exchange Commission with respect to the offer and sale of the shares of Common Stock covered by this Award Agreement, the Grantee, at the time he acquires such shares, shall represent and warrant to the Corporation that:

(a)                                  the shares of Common Stock that may be acquired by the Grantee pursuant to this Award Agreement will be acquired for the Grantee’s own account and not with a view to, or in connection with, a distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the shares of Common Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b)                                 the Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act and is sophisticated in financial matters;

(c)                                  the Grantee is able to bear the economic risk of his investment in the shares for an indefinite period of time because the shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(d)                                 the Grantee has had the opportunity to ask questions of, and receive answers from, the Corporation and its management concerning the terms and conditions of the offering of the Common Stock and to obtain information regarding the Corporation’s condition (financial and otherwise) and operations; and

(e)                                  this Award Agreement and each of the other agreements contemplated hereby to which such Grantee is a party constitute legal, valid and binding obligations of the Grantee, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery and performance of this Award Agreement and such other agreements by such Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or any judgment or decree to which the Grantee is subject.

12.                               Legends.

(a)                                  In the event, and only in the event, that, at the time any Restricted Stock Units are to be paid in shares of Common Stock pursuant to this Award Agreement, the Corporation does not have an effective Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) on file with the Securities and Exchange Commission with respect to the offer and sale of shares of Common Stock covered by this Award Agreement, the certificates, if any, representing the shares of Common Stock so paid will bear a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

(b)                                 In addition, the certificates, if any, representing any shares of Common Stock paid pursuant to this Award Agreement will bear a legend in substantially the following form:

“THE OWNERSHIP OF THIS CERTIFICATE AND THE SHARES OF STOCK EVIDENCED HEREBY AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MSC.SOFTWARE CORPORATION.  A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF MSC.SOFTWARE.”

The legend set forth in this Section 12(b) will be removed from the certificates evidencing such shares upon the occurrence of one of the events set forth in Section 5.

13.                               Registration Rights.  The Corporation agrees that, at its own expense, it will use reasonable efforts to register all shares of Common Stock covered by this Award Agreement on a Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) under the Securities Act promptly after the Corporation is first able to file and have declared effective such a Registration Statement.  The Corporation shall promptly remove the legend described in Section 12(a) from the certificates when the shares have been registered and the Registration Statement is effective.  The Grantee agrees that, in connection with any resale of such shares, the Grantee will sell such shares pursuant to such reoffer prospectus, will deliver such reoffer prospectus in accordance with applicable securities laws, and will otherwise comply with applicable laws as to such sale.

14.                               Corporation’s Obligation to Repurchase Upon a Change in Control Event or Going Private Transaction.  If, as a result of a Change in Control Event (within the meaning of clause (b) of the definition of such term in the 2001 Plan) or a Going Private Transaction, the Common Stock of the Corporation is no longer readily tradable on an established securities market, the Grantee shall have the right to require the Corporation, immediately before such Change in Control Event or Going Private Transaction, to purchase any or all of the shares of Common Stock acquired by, or issued to, the Grantee under this Agreement and then held by him (to the extent the Grantee is not permitted or required to sell such shares in the transaction giving rise to the Change in Control Event or Going Private Transaction, as the case may be) on substantially the same per-share terms as the Corporation’s stockholders selling Common Stock in such transaction generally for an amount not less than the price paid (on a per share basis) to the other holders of the Common Stock whose stock was acquired in connection with the Change in Control Event or the Going Private Transaction, as the case may be) multiplied by the number of shares sold by the Grantee to the Corporation.  The Grantee’s right under this Section 14 is subject to the Corporation’s ability to effect such a repurchase of shares in compliance with all applicable laws, rules and regulations.  For purposes of this Agreement, a “Going Private Transaction” shall mean a transaction which does not constitute a Change of Control Event, but in which all or substantially all of the shares of Common Stock of the Corporation are purchased or otherwise acquired, including a redemption by the Corporation, and in connection with such transaction, or series of transactions, the Common Stock ceases to be traded on an established securities exchange.

15.                               Corporation’s Obligation to Repurchase Upon Termination of Employment.  If the Grantee’s employment with the Corporation terminates for any reason at a time when there is no public trading of the Corporation’s Common Stock, the Grantee shall have the right to require the Corporation to purchase any or all of the shares of Common Stock acquired by the Grantee under this Award Agreement within sixty (60) days of such termination or, if later, within sixty (60) days after the Corporation is able to repurchase such shares in compliance with all applicable laws, rules and regulations.  The Grantee and the Corporation shall mutually agree on the fair market value for such shares, and in the event that no mutual agreement can be reached, the determination of the fair market value for such shares shall be as determined in accordance with an appraisal procedure set out in a letter agreement of even date herewith.  The Grantee’s right under this Section 15 is subject to the Corporation’s ability to effect such a repurchase of shares in compliance with all applicable laws, rules and regulations.

16.                               Number and Gender.  Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

17.                               Section Headings.  The section headings of, and titles of paragraphs and subparagraphs contained in, this Award Agreement are for the purpose of convenience only, and they neither form a part of this Award Agreement nor are they to be used in the construction or interpretation thereof.

18.                               Governing Law.  This Award Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of California, notwithstanding any California or other conflict of law provision to the contrary.

19.                               Construction.  This Award Agreement shall be construed and interpreted to comply with Section 409A of the Internal Revenue Code (“Section 409A”).  The Corporation reserves the right to amend this Award Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Restricted Stock Units in light of Section 409A and any regulations or other guidance promulgated thereunder.

20.                               Severability.  If any provision of this Award Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Award Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Award Agreement are declared to be severable.

21.                               Entire Agreement.  This Award Agreement, together with the Employment Agreement, embodies the entire agreement of the parties hereto respecting the matters within the scope of this Award Agreement and supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof.  Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Award Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect.  There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein.  This Award Agreement, together with the Employment Agreement, is an integrated Agreement as to the subject matter hereof.

22.                               Modifications.  This Award Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Award Agreement, which agreement is executed by both of the parties hereto.

23.                               Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Award Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

24.                               Resolution of Disputes.  Except as set forth in Section 15, any dispute, claim or controversy arising out of or relating to this Award Agreement, including the enforcement or interpretation of any provision of this Award Agreement, shall be submitted to arbitration in accordance with the provisions set forth in Section 22 of the Employment Agreement.

25.                               Notices.

(a)                                  All notices, requests, demands and other communications required or permitted under this Award Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested.  Any notice shall be duly addressed to the parties as follows:

(i)   if to the Corporation:

MSC.Software Corporation

2 MacArthur Place

Santa Ana,  California 92707

Attn: Board of Directors

with a copy to:

Jeffrey W. Walbridge, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(ii)  if to the Grantee:

William J. Weyand

6805 Alberly Lane

Cincinnati, Ohio 45243

(b)                                 Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 25 for the giving of notice.  Any communication shall be effective when delivered by hand, when otherwise delivered against receipt therefor, or five (5) business days after being mailed in accordance with the foregoing.

26.                               Legal Counsel; Mutual Drafting.  Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice.  Each party has cooperated in the drafting, negotiation and preparation of this Award Agreement.  Hence, in any construction to be made of this Award Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.  Grantee agrees and acknowledges that he has read and understands this Award Agreement completes, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Award Agreement and has had ample opportunity to do so.

27.                               Counterparts.  This Award Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.  This Award Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.